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                                                                   EXHIBIT 10.31

                          FIRST AVIATION SERVICES INC.
                                 One Omega Drive
                           Stamford, Connecticut 06907


                                January 31, 1997


Gentlemen:

             This letter, when countersigned by you in the space indicated below, will evidence the agreement of FAS Inc., ("FAI") and First Aviation Services Inc. ("FASI") regarding the exchange by FAI of the shares of Series A Preferred Stock of FASI (the "Series A Preferred") owned by FAI for shares of common stock, par value $.01, of FASI (the "Common Stock"). For good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

             Concurrently with and contingent upon the closing of the initial public offering (the "Closing") of FASI's Common Stock, FAI will exchange 33,000 shares of Series A Preferred (aggregate face value $1,650,000) for shares of Common Stock at an exchange rate (based on the face value of the Series A Preferred Stock) equal to the public offering price per share of Common Stock. The shares of Common Stock of FASI will not be registered with the Securities and Exchange Commission and accordingly will be restricted securities with the meaning of Rule 144. All dividends accrued as of the Closing Date on the Series A Preferred held by FAI shall be paid in cash to FAI at the Closing. This letter agreement shall expire and be of no further force and effect if the Closing does not occur on or before March 31, 1997.

             This letter agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Connecticut.

             If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing in the place provided for below.

                                    Very truly yours,

                                    FIRST AVIATION SERVICES INC.



                                    By: /s/ Michael C. Culver


ACCEPTED AND AGREED TO:

FAS INC.



By: /s/ Aaron Hollander